Exhibit 99.1

Starbucks Reports Record Fourth Quarter and Record Fiscal 2011 Results

U.S. Comparable Store Sales Increase 10% in Q4; Global Comparable Store Sales Increase 9%

Total Net Revenues Grow 15% in the Quarter on a Comparative 13-Week Basis

Q4 EPS Totals $0.47; Q4 EPS Increases 16% to a Record $0.37 Excluding Non-Routine Items

Board Raises Quarterly Cash Dividend by 31% on Strength of Business and Outlook

SEATTLE--(BUSINESS WIRE)--November 3, 2011--Starbucks Corporation (NASDAQ:SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended October 2, 2011. These results include the impact of non-routine gains related to the sale of corporate real estate and the acquisition of the company’s joint venture operations in Switzerland and Austria. The comparable prior-year periods included 14 and 53 weeks, respectively, as fiscal 2010 contained an extra week. In addition, fiscal 2010 results also included the impact of restructuring charges. A reconciliation of select GAAP measures to non-GAAP measures is available at the end of this document.

Fiscal Fourth Quarter 2011 Highlights:

  EPS increased 27% to $0.47 in Q4 FY11, including $0.10 attributable to non-routine gains, compared to $0.37 per share in Q4 FY10, which included approximately $0.05 related to the extra week
    EPS increased 16% to a record $0.37 from $0.32 per share, excluding the non-routine gains in Q4 FY11, and the impact of restructuring and the extra week in Q4 FY10
  Total net revenues reached a record $3.0 billion, an increase of 7% from the 14-week period in FY10, and an increase of approximately 15% on a comparative 13-week basis
  Global comparable store sales increased 9% on a comparative 13-week basis, driven by a 6% increase in traffic and a 3% increase in average ticket
  Consolidated operating margin reached 14.8%, up 70 basis points over the prior-year period’s GAAP results
    Operating margin expanded 60 basis points to 13.8% from 13.2% on a non-GAAP basis, which excludes the non-routine gain in Q4 FY11 and the impact of restructuring and the extra week in Q4 FY10
  The Board of Directors declared a cash dividend of $0.17 per share, a 31% increase from $0.13 per share
  The Board also authorized the repurchase of up to an additional 20 million shares of the company’s common stock

Full-Year 2011 Highlights:

  EPS increased 31% to $1.62 in FY11, including $0.10 attributable to non-routine gains, compared to $1.24 per share in FY10
    EPS increased 24% to a record $1.52 from $1.23 per share, excluding the non-routine gains in Q4 FY11, and the impact of restructuring and the extra week in Q4 FY10
  Total net revenues reached a record $11.7 billion, an increase of 9% from the 53-week period in FY10, and an increase of approximately 11% on a comparative 52-week basis
  Global comparable store sales increased 8% on a comparative 52-week basis, driven by a 6% increase in traffic and a 2% increase in average ticket
  Consolidated operating margin reached 14.8%, up 150 basis points over the prior-year period’s GAAP results
    Consolidated operating margin increased 100 basis points to 14.5% from 13.5% on a non-GAAP basis, which excludes the non-routine gains in FY11 and the impact of restructuring and the extra week in FY10
    U.S. operating margin improved 230 basis points to a record 19.4% on a GAAP basis; U.S. operating margin improved 220 basis points excluding the impact of restructuring and the extra week in FY10
    International operating margin improved 350 basis points to a record 13.3% on a GAAP basis; International operating margin improved 270 basis points excluding the impact of restructuring and the extra week in FY10
    Global CPG operating margin was 31.7%
  Operating cash flow totaled $1.6 billion; Free cash flow of $1.1 billion
  Starbucks returned approximately $945 million to shareholders through share repurchases and dividends, more than doubling the amount returned in FY10

“Fiscal 2011 was an extraordinary year in which Starbucks reported record earnings every quarter, and for the full year, and very strong comp store sales growth all around the world,” said Howard Schultz, chairman, president and ceo. “Starbucks today is executing in all markets and across all channels, and we have never been better positioned to go hard and go fast after the tremendous opportunity that lies ahead in 2012 and beyond,” Schultz added.

"The record results we reported today for the fourth quarter and the full fiscal year are a testament to the overall health and strength of our global business,” commented Troy Alstead, cfo. “The momentum we have built throughout the year continued in the fourth quarter, with the strength of same store sales growth demonstrating that our product innovation and overall store experience are resonating extremely well with our customers. As a result of the strong finish to fiscal 2011, Starbucks entered the new fiscal year well positioned to continue pursuing significant profitable growth opportunities.”

Fourth Quarter Fiscal 2011 Summary

	Quarter Ended Oct 2, 2011
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	9%	6%	3%
United States	10%	7%	3%
International	6%	5%	0%
(1) Comparable store sales growth was calculated excluding the additional week in September 2010.

Operating Results	Quarter Ended
($ in millions, except per share amounts)	Oct 2, 2011	Oct 3, 2010	Change
Net New Stores(1)	(15)	121	(136)
Revenues	$3,031.9	$2,838.0	7%
Operating Income	$448.3	$399.3	12%
Operating Margin	14.8%	14.1%	70	bps
EPS	$0.47	$0.37	27%
(1) Net new stores for the fourth quarter of fiscal 2011 includes the closure of 248 licensed Seattle's Best Coffee locations in Borders Bookstores.

Consolidated net revenues were a record $3.0 billion in Q4 FY11, an increase of 7% over Q4 FY10. Excluding the impact of the extra week in Q4 FY10, consolidated net revenues increased approximately 15% in Q4 FY11. The increase was primarily due to a 9% increase in global comparable stores sales, growth in CPG revenues and the favorable impact of foreign currency exchange. The 9% increase in comparable store sales was comprised of a 6% increase in the number of transactions and a 3% increase in average ticket.

Consolidated operating income increased to $448.3 million in Q4 FY11, compared to $399.3 million for the same period a year ago. Operating margin expanded 70 basis points to 14.8% in Q4 FY11 compared to 14.1% in the prior-year period. Excluding the non-routine gain in Q4 FY11 and the impact of restructuring and the extra week in Q4 FY10, operating margin expanded 60 basis points to 13.8% from 13.2%. This improvement was primarily due to increased sales leverage, partially offset by higher commodity costs. The increase in commodity costs, primarily coffee, negatively impacted operating margin in the quarter by approximately 290 basis points and EPS by $0.07.

Q4 U.S. Segment Results

	Quarter Ended
($ in millions)	Oct 2, 2011	Oct 3, 2010	Change
Revenues	$2,029.8	$1,973.6	3%
Operating Income	$374.2	$342.2	9%
Operating Margin	18.4%	17.3%	110	bps

U.S. net revenues were $2.0 billion in Q4 FY11, an increase of 3% over Q4 FY10. Excluding the impact of the extra week in Q4 FY10, U.S. net revenues increased approximately 11% in Q4 FY11. The increase was primarily due to a 10% increase in comparable store sales. The 10% increase in comparable stores sales was comprised of a 7% increase in the number of transactions and a 3% increase in average ticket.

U.S. operating income increased to $374.2 million in Q4 FY11, compared to $342.2 million for the same period a year ago. Operating margin expanded 110 basis points to 18.4% in Q4 FY11 compared to 17.3% in the prior-year period. Excluding the impact of restructuring charges and the extra week in Q4 FY10, operating margin expanded 210 basis points to 18.4% from 16.3%. The improvement was primarily due to increased sales leverage, partially offset by higher coffee costs.

Q4 International Segment Results

	Quarter Ended
($ in millions)	Oct 2, 2011	Oct 3, 2010	Change
Revenues	$717.9	$619.3	16%
Operating Income	$93.0	$85.7	9%
Operating Margin	13.0%	13.8%	(80)	bps

International net revenues were a record $717.9 million in Q4 FY11, an increase of 16% over Q4 FY10. Excluding the impact of the extra week in Q4 FY10, International net revenues increased approximately 25% in Q4 FY11. The increase was due to the favorable impact of foreign currency exchange, a 6% increase in comparable store sales, and the consolidation of the Switzerland and Austria markets. The 6% increase in comparable stores sales was the result of a 5% increase in the number of transactions.

International operating income increased to $93.0 million in Q4 FY11, compared to $85.7 million for the same period a year ago. Operating margin was 13.0% in Q4 FY11 compared to 13.8% in the prior-year period. Excluding the impact of restructuring charges and the extra week in Q4 FY10, operating margin contracted 40 basis points to 13.0% from 13.4%. The margin contraction was primarily driven by higher coffee costs, partially offset by sales leverage.

Q4 Global Consumer Products Group Segment Results
	Quarter Ended
($ in millions)	Oct 2, 2011	Oct 3, 2010	Change
Revenues	$242.2	$201.3	20%
Operating Income	$76.1	$79.3	-4%
Operating Margin	31.4%	39.4%	(800)	bps

CPG net revenues were a record $242.2 million in Q4 FY11, an increase of 20% over Q4 FY10. Excluding the impact of the extra week in Q4 FY10, CPG net revenues increased approximately 31% in Q4 FY11. The increase was primarily due to the benefit of recognizing the full revenue from packaged coffee and tea sales under the direct distribution model.

CPG operating income was $76.1 million in Q4 FY11 compared to $79.3 million for the same period a year ago. Operating margin was 31.4% in Q4 FY11 compared to 39.4% in the prior-year period. The margin contraction was primarily due to higher coffee costs.

Full-Year Financial Results

	Year Ended Oct 2, 2011
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	8%	6%	2%
United States	8%	6%	2%
International	5%	4%	1%
(1) Comparable store sales growth was calculated excluding the additional week in September 2010.

	Year Ended
($ in millions, except per share amounts)	Oct 2, 2011	Oct 3, 2010	Change
Net New Stores(1)	145	223	(78)
Revenues	$11,700.4	$10,707.4	9%
Operating Income	$1,728.5	$1,419.4	22%
Operating Margin	14.8%	13.3%	150	bps
EPS	$1.62	$1.24	31%
(1) Net new stores for the full year ending October 2, 2011 includes the closure of 475 licensed Seattle's Best Coffee locations in Borders Bookstores.

Consolidated net revenues were a record $11.7 billion in FY11, an increase of 9% over FY10. Excluding the impact of the extra week in FY10, consolidated net revenues increased approximately 11% in FY11. The increase was primarily due to an 8% increase in global comparable stores sales and growth in CPG revenues. The 8% increase in comparable store sales was comprised of a 6% increase in the number of transactions and a 2% increase in average ticket.

Consolidated operating income was $1.7 billion in FY11, compared to $1.4 billion in FY10. Operating margin expanded 150 basis points to 14.8% in FY11 compared to 13.3% in FY10. Excluding the non-routine gain in FY11 and the impact of restructuring charges and the extra week in FY10, operating margin expanded 100 basis points to 14.5% from 13.5%. This improvement was primarily due to sales leverage, partially offset by higher commodity costs. The increase in commodity costs, primarily coffee, negatively impacted operating margin in the year by approximately 220 basis points and EPS by $0.20.

Fiscal 2012 Targets

Starbucks has updated its fiscal 2012 targets as follows:

  Starbucks continues to plan accelerated growth through the opening of approximately 800 net new stores globally. Based on the new business segment organization structure effective in fiscal 2012, the company is now targeting store openings by region as follows:
    Approximately 400 net new stores in the Americas, with licensed stores comprising approximately one-half of the new additions
    Approximately 100 net new stores in EMEA (Europe, Middle East, Russia and Africa), with licensed stores comprising approximately two-thirds of the new stores
    Approximately 300 net new stores in China and Asia Pacific, with licensed stores comprising approximately two-thirds of the new additions. One-half of the China and Asia Pacific new stores are planned for China.
  The company continues to target approximately 10% revenue growth, driven by mid-single-digit comparable store sales growth, 800 net new store openings, and strong growth in the CPG business.
  Starbucks is maintaining its full-year operating margin improvement target of 50 to 100 basis points over FY11 non-GAAP results on a consolidated basis.
  The company continues to expect commodity costs will add approximately $0.21 per share of cost pressure to FY12. Of that $0.21, $0.18 is expected to impact the first half of FY12, and $0.03 is expeted to impact the second half of the year.
  The company expects earnings per share of $1.75 to $1.82, representing 15% to 20% growth over the $1.52 EPS in FY11, excluding the non-routine gains, and consistent with its long-term outlook. Given the expected distribution of the unfavorable commodity cost impact throughout the year, EPS growth is expected to be approximately 5% in the first half of FY12, and approximately 25% in the second half of FY12.
  The effective tax rate is expected to be approximately 33%.
  Capital expenditures are now expected to be in the range of approximately $800 million to $900 million for the full year, reflecting additional investments in store renovations and in manufacturing capacity.

Company Updates

  The Board of Directors declared a cash dividend of $0.17 per share, a 31% increase from $0.13 per share, payable on December 2, 2011 to shareholders of record as of November 17, 2011
  The Board also authorized the repurchase of up to an additional 20 million shares of the company’s common stock. This authorization is in addition to approximately 4.4 million shares that remain available for repurchase under previous authorizations.
  In July, Starbucks announced a new leadership structure to accelerate global growth in fiscal 2012 and beyond, moving to a three-region organizational structure for its retail businesses: the Americas, China and Asia Pacific, and EMEA (Europe, Middle East, Russia and Africa), effective as of the beginning of fiscal 2012.
  In July, the company announced that it had acquired full ownership of its retail operations in Switzerland and Austria, further leveraging its existing EMEA company-operated store infrastructure. The gain resulting from the transaction was recorded in Q4 FY11, and is reported within Interest income and other.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, and Troy Alstead, cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, November 4, 2011 by calling 855-859-2056, reservation number 51273805. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, December 2, 2011 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010 for additional information.

About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding, earnings per share, revenues, operational improvements, changes to the organizational and leadership structures, business momentum, sales leverage, store traffic, average ticket, operating margins, profits, comparable store sales, store openings and closings, restructuring charges, capital expenditures, growth opportunities, the strength, health and potential of our business and brand, product innovations and store experience, tax rate and commodity costs and their impact. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, strategies and plans, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 3, 2010. The company assumes no obligation to update any of these forward-looking statements.

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	October 2,	October 3,	%	October 2,	October 3,
	2011	2010	Change	2011	2010
				As a % of total net revenues
Net revenues:
Company-operated stores	$2,470.4	$2,355.0	4.9%	81.5%	83.0%
Licensed stores	266.8	234.3	13.9	8.8	8.3
CPG, foodservice and other	294.7	248.7	18.5	9.7	8.8
Total net revenues	3,031.9	2,838.0	6.8	100.0	100.0

Cost of sales including occupancy costs	1,322.3	1,172.6	12.8	43.6	41.3
Store operating expenses	939.8	938.4	0.1	31.0	33.1
Other operating expenses	105.9	82.3	28.7	3.5	2.9
Depreciation and amortization expenses	137.1	126.1	8.7	4.5	4.4
General and administrative expenses	165.4	160.9	2.8	5.5	5.7
Restructuring charges	-	6.4	(100.0)	-	0.2
Total operating expenses	2,670.5	2,486.7	7.4	88.1	87.6

Gain on sale of properties	30.2	-	nm	1.0	-
Income from equity investees	56.7	48.0	18.1	1.9	1.7
Operating income	448.3	399.3	12.3	14.8	14.1

Interest income and other, net	65.7	21.9	200.0	2.2	0.8
Interest expense	(9.8)	(8.6)	14.0	(0.3)	(0.3)
Earnings before income taxes	504.2	412.6	22.2	16.6	14.5

Income taxes	145.9	134.1	8.8	4.8	4.7
Net earnings including noncontrolling interest	358.3	278.5	28.7	11.8	9.8

Net earnings attributable to noncontrolling interest	(0.2)	(0.4)	(50.0)	(0.0)	(0.0)
Net earnings attributable to Starbucks	$358.5	$278.9	28.5%	11.8%	9.8%

Net earnings per common share - diluted	$0.47	$0.37	27.0%
Weighted avg. shares outstanding - diluted	768.5	760.9

Cash dividends declared per share	$0.17	$0.13

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.0%	39.8%
Effective tax rate including noncontrolling interest				28.9%	32.5%

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Year Ended			Year Ended
	October 2,	October 3,	%	October 2,	October 3,
	2011	2010	Change	2011	2010
				As a % of total net revenues
Net revenues:
Company-operated stores	$9,632.4	$8,963.5	7.5%	82.3%	83.7%
Licensed stores	1,007.5	875.2	15.1	8.6	8.2
CPG, foodservice and other	1,060.5	868.7	22.1	9.1	8.1
Total net revenues	11,700.4	10,707.4	9.3	100.0	100.0

Cost of sales including occupancy costs	4,949.3	4,458.6	11.0	42.3	41.6
Store operating expenses	3,665.1	3,551.4	3.2	31.3	33.2
Other operating expenses	402.0	293.2	37.1	3.4	2.7
Depreciation and amortization expenses	523.3	510.4	2.5	4.5	4.8
General and administrative expenses	636.1	569.5	11.7	5.4	5.3
Restructuring charges	-	53.0	(100.0)	-	0.5
Total operating expenses	10,175.8	9,436.1	7.8	87.0	88.1

Gain on sale of properties	30.2	-	nm	0.3	-
Income from equity investees	173.7	148.1	17.3	1.5	1.4
Operating income	1,728.5	1,419.4	21.8	14.8	13.3

Interest income and other, net	115.9	50.3	130.4	1.0	0.5
Interest expense	(33.3)	(32.7)	1.8	(0.3)	(0.3)
Earnings before income taxes	1,811.1	1,437.0	26.0	15.5	13.4

Income taxes	563.1	488.7	15.2	4.8	4.6
Net earnings including noncontrolling interest	1,248.0	948.3	31.6	10.7	8.9

Net earnings (loss) attributable to noncontrolling interest	2.3	2.7	(14.8)	0.0	0.0
Net earnings attributable to Starbucks	$1,245.7	$945.6	31.7%	10.6%	8.8%

Net earnings per common share - diluted	$1.62	$1.24	30.6%
Weighted avg. shares outstanding - diluted	769.7	764.2

Cash dividends declared per share	$0.56	$0.36

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.0%	39.6%
Effective tax rate including noncontrolling interest				31.1%	34.0%

Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	October 2,	October 3,	%	October 2,	October 3,
	2011	2010	Change	2011	2010
Quarter Ended				As a % of US total net revenues
Net revenues:
Company-operated stores	$1,874.9	$1,836.8	2.1%	92.4%	93.1%
Licensed stores	154.8	136.7	13.2	7.6	6.9
Other	0.1	0.1	-	-	-
Total net revenues	2,029.8	1,973.6	2.8	100.0	100.0

Cost of sales including occupancy costs	796.7	750.9	6.1	39.3	38.0
Store operating expenses	734.0	753.7	(2.6)	36.2	38.2
Other operating expenses	16.6	14.2	16.9	0.8	0.7
Depreciation and amortization expenses	86.0	86.4	(0.5)	4.2	4.4
General and administrative expenses	22.3	25.1	(11.2)	1.1	1.3
Restructuring charges	-	1.1	(100.0)	-	0.1
Total operating expenses	1,655.6	1,631.4	1.5	81.6	82.7

Operating income	$374.2	$342.2	9.4%	18.4%	17.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				39.1%	41.0%

Year Ended
Net revenues:
Company-operated stores	$7,447.0	$7,031.8	5.9%	92.6%	93.0%
Licensed stores	590.4	524.0	12.7	7.3	6.9
Other	0.6	4.6	(87.0)	0.0	0.1
Total net revenues	8,038.0	7,560.4	6.3	100.0	100.0

Cost of sales including occupancy costs	3,093.9	2,906.1	6.5	38.5	38.4
Store operating expenses	2,891.3	2,831.9	2.1	36.0	37.5
Other operating expenses	62.7	55.6	12.8	0.8	0.7
Depreciation and amortization expenses	343.8	350.7	(2.0)	4.3	4.6
General and administrative expenses	83.7	97.8	(14.4)	1.0	1.3
Restructuring charges	-	27.2	(100.0)	-	0.4
Total operating expenses	6,475.4	6,269.3	3.3	80.6	82.9

Operating income	$1,562.6	$1,291.1	21.0%	19.4%	17.1%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				38.8%	40.3%

International	October 2,	October 3,	%	October 2,	October 3,
	2011	2010	Change	2011	2010
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$595.5	$518.2	14.9%	83.0%	83.7%
Licensed stores	108.5	88.2	23.0	15.1	14.2
Foodservice	13.9	12.9	7.8	1.9	2.1
Total net revenues	717.9	619.3	15.9	100.0	100.0

Cost of sales including occupancy costs	356.3	283.7	25.6	49.6	45.8
Store operating expenses	205.8	184.7	11.4	28.7	29.8
Other operating expenses	26.3	24.5	7.3	3.7	4.0
Depreciation and amortization expenses	33.1	26.8	23.5	4.6	4.3
General and administrative expenses	34.0	32.5	4.6	4.7	5.2
Restructuring charges	-	5.3	(100.0)	-	0.9
Total operating expenses	655.5	557.5	17.6	91.3	90.0

Income from equity investees	30.6	23.9	28.0	4.3	3.9
Operating income	$93.0	$85.7	8.5%	13.0%	13.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				34.6%	35.6%

Year Ended
Net revenues:
Company-operated stores	$2,185.4	$1,931.7	13.1%	83.2%	84.4
Licensed stores	389.4	310.5	25.4	14.8	13.6
Foodservice	51.3	46.6	10.1	2.0	2.0
Total net revenues	2,626.1	2,288.8	14.7	100.0	100.0

Cost of sales including occupancy costs	1,259.8	1,078.2	16.8	48.0	47.1
Store operating expenses	773.8	719.5	7.5	29.5	31.4
Other operating expenses	91.9	85.7	7.2	3.5	3.7
Depreciation and amortization expenses	118.5	108.6	9.1	4.5	4.7
General and administrative expenses	132.9	126.6	5.0	5.1	5.5
Restructuring charges	-	25.8	(100.0)	-	1.1
Total operating expenses	2,376.9	2,144.4	10.8	90.5	93.7

Income from equity investees	100.5	80.8	24.4	3.8	3.5
Operating income	$349.7	$225.2	55.3%	13.3%	9.8%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated stores revenue				35.4%	37.2%

Global CPG	October 2,	October 3,	%	October 2,	October 3,
	2011	2010	Change	2011	2010
Quarter Ended				As a % of CPG total net revenues
Net revenues:
CPG	$162.2	$127.2	27.5%	67.0%	63.2%
Foodservice	80.0	74.1	8.0	33.0	36.8
Total net revenues	242.2	201.3	20.3	100.0	100.0

Cost of sales	141.4	110.6	27.8	58.4	54.9
Other operating expenses	47.5	34.2	38.9	19.6	17.0
Depreciation and amortization expenses	0.5	0.8	(37.5)	0.2	0.4
General and administrative expenses	3.8	2.5	52.0	1.6	1.2
Total operating expenses	193.2	148.1	30.5	79.8	73.6

Income from equity investees	27.1	26.1	3.8	11.2	13.0
Operating income	$76.1	$79.3	(4.0)%	31.4%	39.4%

Year Ended
Net revenues:
CPG	$553.2	$425.6	30.0%	64.3%	60.2%
Foodservice	307.3	281.8	9.0	35.7	39.8
Total net revenues	860.5	707.4	21.6	100.0	100.0

Cost of sales	492.5	384.9	28.0	57.2	54.4
Other operating expenses	153.9	117.0	31.5	17.9	16.5
Depreciation and amortization expenses	2.4	3.7	(35.1)	0.3	0.5
General and administrative expenses	14.3	11.0	30.0	1.7	1.6
Total operating expenses	663.1	516.6	28.4	77.1	73.0

Income from equity investees	75.6	70.6	7.1	8.8	10.0
Operating income	$273.0	$261.4	4.4%	31.7%	37.0%

Other	October 2,	October 3,	%
	2011	2010	Change
Quarter Ended
Net revenues:
Licensed stores	$3.5	$9.4	(62.8)%
CPG, Foodservice and other	38.5	34.4	11.9
Total net revenues	42.0	43.8	(4.1)

Cost of sales	27.9	27.4	1.8
Other operating expenses	15.5	9.4	64.9
Depreciation and amortization expenses	17.5	12.1	44.6
General and administrative expenses	105.3	100.8	4.5
Total operating expenses	166.2	149.7	11.0

Gain on sale of properties	30.2	0.0	nm
Income from equity investees	(1.0)	(2.0)	(50.0)
Operating loss	$(95.0)	$(107.9)	(12.0)%

Year Ended
Net revenues:
Licensed stores	$27.7	$40.7	(31.9)%
CPG, Foodservice and other	148.1	110.1	34.5
Total net revenues	175.8	150.8	16.6

Cost of sales	103.1	89.4	15.3
Other operating expenses	93.5	34.9	167.9
Depreciation and amortization expenses	58.6	47.4	23.6
General and administrative expenses	405.2	334.1	21.3
Total operating expenses	660.4	505.8	30.6

Gain on sale of properties	30.2	0.0	nm
Income from equity investees	(2.4)	(3.3)	(27.3)
Operating loss	$(456.8)	$(358.3)	27.5%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	October 2,	October 3,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,148.1	$1,164.0
Short-term investments - available-for-sale securities	855.0	236.5
Short-term investments - trading securities	47.6	49.2
Accounts receivable, net	386.5	302.7
Inventories	965.8	543.3
Prepaid expenses and other current assets	161.5	156.5
Deferred income taxes, net	230.4	304.2
Total current assets	3,794.9	2,756.4

Long-term investments – available-for-sale securities	107.0	191.8
Equity and other investments	372.3	341.5
Property, plant and equipment, net	2,355.0	2,416.5
Other assets	297.7	346.5
Other intangible assets	111.9	70.8
Goodwill	321.6	262.4
TOTAL ASSETS	$7,360.4	$6,385.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	540.0	282.6
Accrued compensation and related costs	364.4	400.0
Accrued occupancy costs	148.3	173.2
Accrued taxes	109.2	100.2
Insurance reserves	145.6	146.2
Other accrued liabilities	319.0	262.8
Deferred revenue	449.3	414.1
Total current liabilities	2,075.8	1,779.1

Long-term debt	549.5	549.4
Other long-term liabilities	347.8	375.1
Total liabilities	2,973.1	2,703.6

Shareholders’ equity:
Common stock ($0.001 par value) - authorized, 1,200 shares; issued and outstanding, 744.8 and 742.6 shares, respectively, (includes 3.4 common stock units in both periods)	0.7	0.7
Additional paid-in-capital	1.1	106.2
Other additional paid-in-capital	39.4	39.4
Retained earnings	4,297.4	3,471.2
Accumulated other comprehensive income	46.3	57.2
Total shareholders’ equity	4,384.9	3,674.7
Noncontrolling interests	2.4	7.6
Total equity	4,387.3	3,682.3
TOTAL LIABILITIES AND EQUITY	$7,360.4	$6,385.9

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Year Ended	Year Ended
	October 2,	October 3,
	2011	2010
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,248.0	$948.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	550.0	540.8
Gain on sale of properties	(30.2)	-
Provision for impairments and asset disposals	36.2	67.7
Deferred income taxes, net	106.2	(42.0)
Equity in income of investees	(118.5)	(108.6)
Distributions of income from equity investees	85.6	91.4
Gain resulting from acquisition of joint ventures	(55.2)	(23.1)
Stock-based compensation	145.2	113.6
Excess tax benefit from exercise of stock options	(103.9)	(36.9)
Other	(2.9)	7.8
Cash provided/(used) by changes in operating assets and liabilities:
Accounts receivable	(88.7)	(33.4)
Inventories	(422.3)	123.2
Accounts payable	227.5	(3.6)
Accrued taxes	104.0	0.6
Deferred revenue	35.8	24.2
Other operating assets	(22.5)	17.3
Other operating liabilities	(81.9)	17.6
Net cash provided by operating activities	1,612.4	1,704.9

INVESTING ACTIVITIES:
Purchase of available-for-sale securities	(966.0)	(549.0)
Maturities and calls of available-for-sale securities	430.0	209.9
Sales of available-for-sale securities	-	1.1
Acquisitions, net of cash acquired	(55.8)	(12.0)
Net purchases of equity, other investments and other assets	(13.2)	1.2
Additions to property, plant and equipment	(531.9)	(440.7)
Proceeds from sale of property, plant and equipment	117.4	-
Net cash used by investing activities	(1,019.5)	(789.5)

FINANCING ACTIVITIES:
Proceeds from short-term borrowings	30.8	-
Purchase of noncontrolling interest	(27.5)	(45.8)
Proceeds from issuance of common stock	235.4	127.9
Excess tax benefit from exercise of stock options	103.9	36.9
Principal payments on long-term debt	(4.3)	(6.6)
Cash dividends paid	(389.5)	(171.0)
Repurchase of common stock	(555.9)	(285.6)
Other	(0.9)	(1.8)
Net cash used by financing activities	(608.0)	(346.0)

Effect of exchange rate changes on cash and cash equivalents	(0.8)	(5.2)
Net increase/(decrease) in cash and cash equivalents	(15.9)	564.2
CASH AND CASH EQUIVALENTS:
Beginning of period	1,164.0	599.8

End of the period	$1,148.1	$1,164.0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$34.4	$32.0
Income taxes	$350.1	$527.0

Fiscal Fourth Quarter 2011 Store Data The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	Quarter Ended		Year Ended		Stores open as of
	October 2,	October 3,	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010	2011	2010
United States:
Company-operated stores	14	(20)	(2)	(57)	6,705	6,707
Licensed stores(1)	(184)	20	(342)	60	4,082	4,424
	(170)	0	(344)	3	10,787	11,131
International:
Company-operated stores(2)	51	21	144	(16)	2,326	2,182
Licensed stores(2)	104	100	345	236	3,890	3,545
	155	121	489	220	6,216	5,727

Total	(15)	121	145	223	17,003	16,858

(1) Includes the closure of 248 and 475 licensed Seattle's Best Coffee locations in Borders Bookstores in Q4 fiscal 2011 and YTD fiscal 2011, respectively.

(2) International store data has been adjusted for the acquisition of store locations in Austria and Switzerland in Q4 fiscal 2011, by reclassifying historical information from Licensed stores to Company-operated stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP net revenues, non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2010 and fiscal 2011. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenues, non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per share (non-GAAP EPS) are net revenues, operating income, operating margin, and diluted net earnings per share, respectively.

The fiscal 2010 non-GAAP financial measures provided in this release exclude fiscal 2010 restructuring charges, primarily related to previously-announced company-operated store closures, and the impact of the extra week in fiscal 2010. The fiscal 2011 non-GAAP financial measures provided in this release exclude non-routine gains from the sale of properties and the acquisition of the company’s joint venture operations in Switzerland and Austria in fiscal 2011. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures, management excludes restructuring charges and the impact of the extra week in fiscal 2010, as well as the non-routine gains in fiscal 2011, because it believes that these costs, the impact of an additional week in a certain fiscal year and non-routine gains do not reflect expected future revenues and operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)
(in millions, except per share data)

	Quarter Ended			Year Ended
	October 2,	October 3,	%	October 2,	October 3,	%
	2011	2010	Change	2011	2010	Change

Consolidated
Net revenues, as reported (GAAP)	$3,031.9	$2,838.0	7%	$11,700.4	$10,707.4	9%
Impact of extra week in fiscal 2010	-	(207.4)		-	(207.4)
Non-GAAP net revenues	$3,031.9	$2,630.6	15%	$11,700.4	$10,500.0	11%

Operating income, as reported (GAAP)	$448.3	$399.3	12%	$1,728.5	$1,419.4
Restructuring charges	-	6.4		-	53.0
Impact of extra week in fiscal 2010	-	(58.8)		-	(58.8)
Gain on sale of properties	(30.2)	-		(30.2)	-
Non-GAAP operating income	$418.1	$346.9	20%	$1,698.3	$1,413.6

Operating margin, as reported (GAAP)	14.8%	14.1%	0.7%	14.8%	13.3%	1.5%
Restructuring charges	-	0.2		-	0.5
Impact of extra week in fiscal 2010	-	(1.1)		-	(0.3)
Gain on sale of properties	(1.0)	-		(0.3)	-
Non-GAAP operating margin	13.8%	13.2%	0.6%	14.5%	13.5%	1.0%

Diluted EPS, as reported (GAAP)	$0.47	$0.37	27%	$1.62	$1.24	31%
Restructuring charges, net of tax	-	-		-	0.04
Gain on sale of properties	(0.02)	-		(0.02)	-
Gain from Switzerland and Austria transaction	(0.07)	-		(0.07)	-
Impact of extra week in fiscal 2010	-	(0.05)		-	(0.05)
Non-GAAP Diluted EPS	$0.37	$0.32	16%	$1.52	$1.23	24%

Net cash provided by operating activities				$1,612.4
Additions to property, plant and equipment				(531.9)
Free cash flow				$1,080.5

United States
Net revenues, as reported (GAAP)	$2,029.8	$1,973.6	3%
Impact of extra week in fiscal 2010	-	(143.3)
Non-GAAP net revenues	$2,029.8	$1,830.3	11%

Operating income, as reported (GAAP)	$374.2	$342.2	9%
Restructuring charges	-	1.1
Impact of extra week in fiscal 2010	-	(45.6)
Non-GAAP operating income	$374.2	$297.7	26%

Operating margin, as reported (GAAP)	18.4%	17.3%	1.1%	19.4%	17.1%	2.3%
Restructuring charges	-	0.1		-	0.4
Impact of extra week in fiscal 2010	-	(1.1)		-	(0.3)
Non-GAAP operating margin	18.4%	16.3%	2.1%	19.4%	17.2%	2.2%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)
(in millions, except per share data)

	Quarter Ended			Year Ended
	October 2,	October 3,	%	October 2,	October 3,	%
	2011	2010	Change	2011	2010	Change
International
Net revenues, as reported (GAAP)	$717.9	$619.3	16%
Impact of extra week in fiscal 2010	-	(45.2)
Non-GAAP net revenues	$717.9	$574.1	25%

Operating income, as reported (GAAP)	$93.0	$85.7	9%
Restructuring charges	-	5.3
Impact of extra week in fiscal 2010	-	(13.9)
Non-GAAP operating income	$93.0	$77.1	21%

Operating margin, as reported (GAAP)	13.0%	13.8%	0.8%	13.3%	9.8%	3.5%
Restructuring charges	-	0.9		-	1.1
Impact of extra week in fiscal 2010	-	(1.3)		-	(0.4)
Non-GAAP operating margin	13.0%	13.4%	0.4%	13.3%	10.6%	2.7%

Global CPG
Net revenues, as reported (GAAP)	$242.2	$201.3	20%
Impact of extra week in fiscal 2010	-	(15.8)
Non-GAAP net revenues	$242.2	$185.5	31%

Operating income, as reported (GAAP)	$76.1	$79.3	-4%
Impact of extra week in fiscal 2010	-	(6.2)
Non-GAAP operating income	$76.1	$73.1	4%

Operating margin, as reported (GAAP)	31.4%	39.4%	-8.0%
Impact of extra week in fiscal 2010	-	-
Non-GAAP operating margin	31.4%	39.4%	-8.0%

© 2011 Starbucks Coffee Company. All rights reserved.

CONTACT:
Starbucks
Investor Relations:
JoAnn DeGrande, 206-318-7118
investorrelations@starbucks.com
or
Media:
Alan Hilowitz, 206-318-7100
press@starbucks.com